                                                                      EXHIBIT 12

                              LAFARGE CORPORATION
                       RATIO OF FIXED CHARGES TO EARNINGS

                         LAFARGE CORPORATION HISTORICAL



                                                12/31/93      12/31/94      12/31/95       12/31/96      12/31/97
                                              ------------ ------------- ------------- ------------- -------------
Fixed Charges
Total Interest Expense                          42,732,000    38,132,000    27,086,000    24,118,000    19,949,000
Interest Capitalized                                     0       700,000     2,100,000     1,200,000     1,400,000
Interest Element of Rentals                      6,667,000     3,933,000     4,700,000     5,033,000     4,000,000
                                              ------------ ------------- ------------- ------------- -------------
   Total Fixed Charges                          49,399,000    42,765,000    33,886,000    30,351,000    25,349,000
                                              ============ ============= ============= ============= =============

Earnings
Consolidated Pre-Tax Income                     27,471,000   113,087,000   170,167,000   222,328,000   294,234,000
Add: Fixed Charges less Capitalized Interest    49,399,000    42,065,000    31,786,000    29,151,000    23,949,000
                                              ------------ ------------- ------------- ------------- -------------
   Net Earnings                                 76,870,000   155,152,000   201,953,000   251,479,000   318,183,000
                                              ============ ============= ============= ============= =============
Ratio of Earnings to Fixed Charges
   Net Earnings/Fixed Charges                         1.56          3.63          5.96          8.29         12.55
                                              ============ ============= ============= ============= =============

                                                             Three Months Ended       LTM
                                                 3/31/97           3/31/98          3/31/98
                                              -------------    -------------      -------------
Fixed Charges
Total Interest Expense                            5,559,000        4,042,000         18,432,000
Interest Capitalized                                 --              363,000          1,763,000
Interest Element of Rentals                       1,000,000        1,000,000          4,000,000
                                              -------------    -------------      -------------
   Total Fixed Charges                            6,559,000        5,405,000         24,195,000
                                              =============    =============      =============

Earnings
Consolidated Pre-Tax Income                     (55,279,000)     (45,821,000)       303,692,000
Add: Fixed Charges less Capitalized Interest      6,559,000        5,042,000         22,432,000
                                              -------------    -------------      -------------
   Net Earnings                                 (48,720,000)     (40,779,000)       326,124,000
                                              =============    =============      =============
Ratio of Earnings to Fixed Charges
   Net Earnings/Fixed Charges                        --               --                  13.48
                                               ============    =============      =============

                         LAFARGE CORPORATION PRO FORMA

                                                               LTM
                                                12/31/97      3/31/98
                                              ------------  ------------
Fixed Charges

Total Interest Expense                          63,799,000    61,982,000
Interest Capitalized                             1,400,000     1,763,000
Interest Element of Rentals                      5,525,000     5,525,000
                                              ------------  ------------
   Total Fixed Charges                          70,724,000    69,270,000


Earnings
Consolidated Pre-Tax Income                    301,477,000   312,421,000
Add: Fixed Charges less Capitalized Interest    69,324,000    67,507,000
                                              ------------  ------------
   Net Earnings                                370,801,000   379,928,000

Ratio of Earnings to Fixed Charges
   Net Earnings/Fixed Charges                         5.24          5.48
                                              ============  ============